UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 28, 2009

CENTERLINE HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 317-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Definitive Material Agreement

On September 28, 2009, Centerline Mortgage Capital Inc. and Centerline Mortgage Partners Inc. (collectively, the "Companies"), each of which is a subsidiary of Centerline Holding Company (the “Registrant”), entered into a Second Amended and Restated Warehousing Credit and Security Agreement (the “Agreement”) with Bank of America, N.A. (the “Lender”), and Bank of America N.A. as the agent for the Lender (the “Agent”).  Pursuant to the Agreement, the Companies may borrow up to $100,000,000. The Companies will use advances under the Agreement to fund the origination of certain types of eligible loans described in the Agreement, including loans originated on behalf of Fannie Mae, Freddie Mac and certain FHA programs, with such advances bearing interest at a rate of 275 basis points per annum over monthly LIBOR. The Lender's commitments under the Agreement terminate and any outstanding advances are due on September 27, 2010. The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(a).	Financial Statements

Not Applicable

(b).	Pro Forma Financial Information

Not Applicable

(c).	Exhibits

Exhibit 10.1 Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 28, 2009, among Centerline Mortgage Capital Inc., Centerline Mortgage Partners Inc., and Bank of America, N.A., as agent for the lender, and as lender.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY (Registrant)

October 1, 2009	By:	/s/ Robert L. Levy
		Name:	Robert L. Levy
		Title:	Chief Financial Officer

Exhibit Index

Exhibit 10.1 Second Amended and Restated Warehousing Credit and Security Agreement, dated as of September 28, 2009, among Centerline Mortgage Capital Inc., Centerline Mortgage Partners Inc., and Bank of America, N.A., as agent for the lender, and as lender.